Exhibit 99.1

Advanzeon Solutions, Inc. Expands Management Team

and Presence in California

April 30, 2018, TAMPA, FL - Advanzeon Solutions, Inc. (OTCBB:CHCR) ("Advanzeon" or the “Company”) announced today that it has expanded its management team by electing Dr. Stephen Kreitzer, currently serving as the Company’s Medical Director, to the Company’s Board of Directors; electing Dr. Arnold Finestone, a current member of the Company’s Board of Directors and longstanding Chairman of its Audit Committee, to serve as the Company’s Chief Financial Officer; and, electing Mr. Cesar Vallarta to the position of Senior Vice President of Sales and Marketing. The Company also announced the expansion of its presence in California by bringing its total number of California sales and marketing representatives to three.

Clark A. Marcus, the Company’s Chairman and CEO, stated, “The addition of Dr. Stephen Kreitzer to the Company’s Board of Directors and Dr. Arnold Finestone and Mr. Cesar Vallarta to the Company’s management team significantly strengthens the Company, providing it with the increased depth and management skills necessary to take the Company to the next level. During the last three-years, Dr. Kreitzer, Dr. Finestone and Mr. Vallarta, albeit in a more “behind the scenes” position, have materially assisted the Company in its reorganization process and been extremely instrumental in bringing the Company to a point of revitalization for future success. We are all extremely gratified by their showing of confidence and their dedication to the Company in taking on these additional, more formalized and demanding responsibilities.”

Dr. Stephen Kreitzer has long been serving as the Company’s Medical Director and was responsible for the early formation and expansion of the Company’s Medical Advisory Board. He was also responsible for positioning the Company as a premier sleep apnea diagnosis and treatment company. Practicing medicine in Tampa for over thirty years, Dr. Kreitzer currently serves as the Medical Director of the Sleep Laboratory at Memorial Hospital of Tampa, as well as the Chief of Pulmonary Medicine. He also chairs the Medical Ethics Committee at Memorial Hospital; previously served on the Board of Censors of the Hillsborough County Medical Association; served as a Major in the United States Air Force, and has conducted over 100 clinical FDA-approved trials. Dr. Kreitzer has authored numerous articles in his field of expertise, Pulmonology, and was recently voted “Top Doctor” by his peers in the Tampa Bay area for both Sleep Medicine and Pulmonary Medicine.

Dr. Arnold Finestone joined the Company in early 2009, serving initially as Chairman of the Company’s Board of Directors and continuing thereafter as a member of the Board throughout. He also chairs the Company’s Audit Committee in addition to serving as Special Consultant to the Company on a number of business matters. Dr. Finestone has an exemplary 50+ year history in various business operations, having guided each of the companies he has worked in achieving remarkable successes. Dr. Finestone received his Ph.D. from Polytechnic Institute of Brooklyn in 1955. From 1957 to 1970, Dr. Finestone was Vice President and Director of Planning, Development and Marketing for Foster Grant, Inc., building that business from a $12 million company to a $124 million company. In 1970, Dr. Finestone joined Dart Industries. He was Dart’s executive vice president in charge of the chemical and plastic group, a $2.8 billion group, at that time. In 1980, Dart Industries merged with Kraft Foods and had grown to an $8 billion business. Shortly after, the petrochemical business part was sold by Dart and Kraft. In 1985, Dr. Finestone retired and started a business in the production of biotech chemicals becoming a large producer of vaccines, specifically in the flu area. For the next few decades, Dr. Finestone was engaged in several businesses and then joined the Company’s Board in 2009.

Mr. Cesar Vallarta has been a practicing attorney in government and private practice, as well as a businessman, in both the United States and Mexico, with over 25 years of combined legal, scientific and business experience. His legal practice focused primarily on international law; contract litigation; and, prison reform, primarily in the medical field for the government of Mexico. Mr. Vallarta’s private business activities have focused on international trade under the rules and regulations of NAFTA (North American Free Trade Agreement); medical rehabilitation centers; and, marketing. He currently serves as the CEO of an international trade group specializing in advising international companies in matters concerning international law, compliance and revenue generation.

Mr. Marcus added, “In addition to increasing our management depth and skill set, the Company has also expanded its presence in California so that it now has three full-time sales and marketing representatives, with Mr. Vallarta serving as their manager. California has been a major market for us in terms of clinic referrals. With the additional relationship we now have with the LoMed pain product (see our press release dated March 26, 2018), we are confident that we have materially increased our ability to not only service our existing clinics but also reach other members of the medical profession with respect to achieving LoMed patient referrals. We expect that our added sales presence, coupled with increased referral channels, will provide us with a sustainable overall increase in patient flow from both our existing clinics and new referrals of LoMed patients who are required to receive a home sleep apnea test prior to receiving a prescription for their LoMed pain medication. We will continue, of course, to service our other clinics who continue to refer patients to us on a national scope.”

About Advanzeon Solutions, Inc.

Established in 1969, Advanzeon, through its subsidiaries, owns and operates the nation’s most complete sleep apnea program known as SleepMaster Solutions™ (the “Program”). Headquartered in Tampa, Florida, the Company’s Program is available in all fifty states, Washington D.C. and Puerto Rico. The Program focuses on personalized attention, flexibility, a commitment to high-quality services and innovative approaches that address both the specific needs of clients and changing healthcare industry demands. For more information, visit our website at www.advanzeon.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

Contact:

Philip Pulver, Communications Director

Tel: 509-528-9212

Email: ppulver@pvmsco.com